Exhibit 99.1

Barfresh Provides Third Quarter 2017 Update on Recent Business Progress

Expanded Customer Base Leads to 42% Increase in Q3 Sales

BEVERLY HILLS, Calif., November 14, 2017 (GLOBE NEWSWIRE) — Barfresh Food Group, Inc. (OTCQB: BRFH), a manufacturer of frozen, ready-to-blend beverages, is providing an update on recent business developments. In addition, the Company is filing its form 10-Q for the third quarter ended September 30, 2017, with the Securities and Exchange Commission today.

“Expansion of our customer base across several channels has enabled us to achieve 42% sales growth year-over-year in the third quarter, which also represents sequential growth during what is usually a seasonally slower period,” stated Riccardo Delle Coste, the Company’s CEO. “This improvement was driven in part by our strategic initiative to develop a bulk solution for the larger, high-volume locations, and we continue to experience great traction with these types of accounts. We continue to work diligently toward shoring up a couple of major opportunities in our National Account pipeline, and we remain confident that we will be able to communicate at least one of these shortly.”

“As we get deeper into the channels, it has become very clear that the extensive infrastructure we have put in place is absolutely necessary for us to grow our business with national and regional accounts. In early October we secured a two year extension to our exclusive contract with North America’s largest food-service distributor, which at the same time expands the relationship to cover our new bulk product on a non-exclusive basis. This relationship has been essential in establishing the national distribution footprint that provides us access to many of the larger national and regional customers, as well as to the broader foodservice industry. The exclusivity of this relationship serves as a barrier to entry to potential competitors given our distribution partner’s extensive market share and reach. This relationship also allowed us to seamlessly expand distribution across our boarder into Canada and in September we entered into a contract with one of Canada’s leading foodservice brokers to start selling Barfresh products at 22 of their clients’ dining locations.”

Business Highlights

●	Exclusive Distribution Contract Extended – Barfresh renewed its exclusive contract with North America’s largest foodservice distributor in October. This renewal extends its contract for an additional two years and includes authorization for Barfresh’s bulk product on a non-exclusive basis throughout their entire network of 72 distribution centers in the United States.

●	Canada – In September, Barfresh executed a contract to supply its bulk easy pour product to 22 dining locations served by a significant third party foodservice operator in eastern Canada. This follows the Company’s expansion of its distribution network into Canada in May of 2017. The Company is also pursuing larger, national opportunities in Canada for both its single serve and bulk products.

●	National/Regional – In-market tests continue in a number of National accounts. The Company is seeing continued developments and as a result, we expect to see expansion of outlets in all of our top National account customers currently in test. Key success criteria include in store sales results, operator feedback and ease of use. Milestones previously achieved in this process include product development, quality control testing, factory audits and development of point of sale material. Additionally, Barfresh now has agreements in place with several of the largest National account third party foodservice operators in the country, which have tens of thousands of accounts in their combined network. Through these agreements, the Company has already achieved successful placements as well as been in testing in multiple foodservice channels such as Amusement, Recreation & National Parks, Casinos, Sports Venues & Events, Education and Business.

●	Education Channel Expansion – In July, the Company announced the introduction of a new range of smoothies in response to customer demand that fulfills the requirements set forth by the USDA within its national school meal programs, which provide the mechanism by which schools can be reimbursed for daily meals. Barfresh is addressing this market with a product that contains a minimum of a half cup of real fruit and four ounces of yogurt for every eight ounce serving, has no added sugar, no artificial ingredients or preservatives, and meets all the restricted calorie requirements among other criteria. Earlier in the quarter, the Company announced its first contract in this new business channel, encompassing 30 Florida schools.

Financial Results

Net revenue for the third quarter of 2017 was $680,000, an increase of 42% as compared to $479,000 in the third quarter of 2016, and an 8% increase on a sequential basis. Gross profit for the third quarter of 2017 was $345,576, or 51%, as compared with $213,608, or 48%, for the third quarter of 2016. Operating loss for the third quarter of 2017 was ($2,086,033), as compared with ($2,358,669) in the third quarter of 2016, an improvement of $280,313 – primarily as a result of personnel restructuring implemented during the fourth quarter of 2016. Additional restructuring actions were taken during October of 2017 which will result in annualized savings of approximately $700,000, bringing the total annualized savings resulting from both of these restructurings to be in the range of $2.2 to $2.7 million.

Net revenue for the first nine months of 2017 was $1,621,119, compared with $1,313,178 in the first nine months of 2016, an increase of 23%. Gross profit for the first nine months of 2017 was $798,217, or 49%, as compared with $629,437, or 48%, for the first nine months of 2016. Operating loss for the first nine months of 2017 was ($6,602,816), as compared with ($7,340,363) in the first nine months of 2016, an improvement of $737,547 – primarily as a result of personnel restructuring implemented during the fourth quarter of 2016.

As of September 30, 2017, the Company had $3.5 million of cash on its balance sheet and virtually no debt. Barfresh is manufacturing product in both of its contract manufacturing locations, which represent 114 million units of potential capacity. It has continued to expand its national distribution network with a focus on network optimization as the Company prepares for an acceleration in revenues so that it can realize the resultant margin expansion commensurate with larger scale quantities of raw materials.

Conference Call

The conference call to discuss these results is scheduled for today, November 14, 2017, at 1:30 pm Pacific Time (4:30 pm Eastern Time. Listeners can dial (877) 407-4018 in North America, and international listeners can dial (201) 689-8471. Participants from the Company will be Riccardo Delle Coste, Founder and CEO, Joseph Cugine, President, and Joseph Tesoriero, CFO.

A telephonic playback will be available approximately two hours after the call concludes and will be available through Tuesday, November 28, 2017. Listeners in North America can dial (844) 512-2921, and international listeners can dial (412) 317-6671. Passcode is 13672712.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the company’s website at www.barfresh.com in the Investors-Presentations section.

About Barfresh Food Group

Barfresh Food Group, Inc. (OTCQB: BRFH) is a developer, manufacturer and distributor of ready-to-blend beverages, including smoothies, shakes and frappes, primarily for restaurant chains and the foodservice industry. The company’s proprietary, patented system uses portion-controlled pre-packaged beverage ingredients that deliver freshly made frozen beverages that are quick, cost efficient, better for you and without waste. Barfresh has an exclusive distribution partnership with the leading food distributor in North America. For more information, please visit www.barfresh.com.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s commercial progress and future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, among others. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. The contents of this release should be considered in conjunction with the warnings, risk factors and cautionary statements contained in the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10K and Quarterly Report on Form 10Q. Furthermore, the Company does not intend, and is not obligated, to update publicly any forward-looking statements, except as required by law.

Contact

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Jeff Sonnek

ICR

646-277-1263

Jeff.Sonnek@icrinc.com